Exhibit 10-4

BB&T	Branch Banking and Trust Company
Commercial Lending
6905 N Wickham Road
Suite 200
Melbourne, FL 32940

July 16, 2012

The Goldfield Corporation

Steve Wherry, Senior Vice President

1684 West Hibiscus Blvd.

Melbourne, FL 32901

Mr. Wherry:

Please accept this correspondence as approval of the waiver requested in the attached letter pertaining to the loan agreements between The Goldfield Corporation and Branch Banking and Trust Company and between Southeast Power Corporation and Branch Banking and Trust Company. This waiver would pertain only to extent that it would allow for the transaction described in the attached letter and with the provision that this financing closes prior to July 31, 2012.

This waiver is contingent upon the following:

…	Closing and funding of the loan between Caterpillar Financial Services and Southeast Power on or prior to July 31, 2012.

…	The loan amount is not to exceed a total of $8,250,000

…	The collateral for the loan is to be limited to a specific security interest in the equipment which is being purchased from Ring Power and which is described on the attached schedule A.

…	The loan terms are to be essentially the same as those described in the attached letter.

…	Any default upon the financing provided by Caterpillar Financial Services would also cause a default in regard to the loan agreements between Branch Banking and Trust Company and The Goldfield Corporation and Southeast Power Corporation.

It is anticipated that Caterpillar Finance would consider their financing purchase money financing and as such would not require the subordination of our security interest in the collateral they would use to secure their debt. Please note however that the bank would be willing to execute documentation to subordinate our lien position on the newly purchased equipment described in the attached exhibit A upon acceptable review of such documentation by our legal counsel. Southeast Power/Goldfield would be expected to reimburse the bank for any costs associated with such a documentation review.

Please contact me at 321 723 7489 with any questions or concerns regarding this waiver.

Sincerely,

/s/ Barry Forbes
Barry Forbes
Senior Vice President

July 5, 2012

Barry Forbes

Senior Vice President

Branch Banking and Trust Company

6905 N. Wickham Rd., Ste 200

Melbourne, FL 32940

Dear Barry:

As previously discussed, Caterpillar Financial Services Corporation has offered to provide approximately $8.23 million in financing for equipment we are purchasing from Ring Power Corporation. Under the terms of this financing arrangement, Caterpillar is providing 100% financing of the total of the Ring Power invoices plus any documentary stamps and fees over a 48 month term at 3.45% Fixed APR. Caterpillar will hold a first lien on all vehicles and equipment (via UCC filing) acquired from Ring Power under this transaction as noted on the attached schedule and The Goldfield Corporation will provide a Corporate Guaranty.

Accordingly, we respectfully request BB&T waive the $500,000.00 debt limitation as written in our three existing loan agreements as follows:

“Additional debt not to exceed $500,000.00 in the aggregate at any time”

$6.94M Loan Agreement dated 2/22/11 – Item 6.2 (e)

$1.5M Loan Agreement dated 4/17/12 – Item 6.2 (d)

$5.0M Loan Agreement dated 4/17/12 – Item 6.2 (d)

We would appreciate confirmation of these waiver requests in writing on the above referenced loans as soon as possible.

If you have any questions, please feel free to contact me.

Sincerely,

THE GOLDFIELD CORPORATION

/s/ Stephen R. Wherry
Stephen R. Wherry
Senior Vice President

Southeast Power Corporation

Condux
Qty	Model	Unit Sale Price	Sales Tax	Location	Delivery Schedule	Freight
2	AAFS608 Puller 27,000 lbs	330,783.75	22,327.90	Bastrop, TX	Delivered	incl / TX
2	FRT607 3 Drum Bundle Tensioner (Tandem axle, dual wheel) Reel	472,439.89	31,889.69	Bastrop, TX	Delivered	incl / TX
2	Reel Winder, RW23, w/ trailer	62,610.41	4,226.20	Bastrop, TX	Delivered	incl / TX
2	Hardline Kit, 22mm rope/reel RW23	150,704.32	10,172.54	Bastrop, TX	Delivered	incl / TX
4	Reel Stand 102x70 RS20	22,199.17	1,498.44	Bastrop, TX	Delivered	incl / TX
4	Reel Stand 102x70 RS20 w/ H Bracket	27,096.81	1,829.03	Bastrop, TX	Delivered	incl / TX
204	Heli Block 3x28”, w/ PAL (serialized)	3,810.00	257.18	Bastrop, TX	Delivered	incl / TX

220	TOTAL WITH QUANTITY	$3,007,500.64	$203,006.29

National
Qty	Model	Unit Sale Price	Sales Tax	Location	Delivery Schedule.	Freight
4	National 1800 NBT40 Mounted on Freightliner Tri Drive	$503,181.82	$33,964.77	Bastrop, Tx	Delivered	Incl / TX

4	TOTAL WITH QUANTITY	$2,012,727.27	$135,859.09

CAT NEW
Qty	Model	Unit Sale Price	Sales Tax	Location	Delivery Schedule	Freight
3	Caterpillar 416EXH (LMS02128, LMS02129, LMS01827)	$76,755.00	5,180.96	Bastrop, TX	Delivered	c.carrier
2	Caterpillar TL1055 ( TBM01532, TBM01542 )	$131,209.00	8,856.61	Bastrop, TX	Delivered	c.carrier

5	TOTAL WITH QUANTITY	$492,683.00	$33,256.10

CAT USED
Qty	Model	Unit Sale Price	Sales Tax	Location	Delivery Schedule	Freight
1	Caterpillar D6TLGP Dozer (2008) KJL00628	$265,000.00	17,887.50	Bastrop, TX	Delivered	c.carrier
1	Caterpillar D6TLGP Dozer (2008) KJL00791	$281,000.00	23,182.50	Casterville, TX	Delivered	c.carrier
1	Caterpillar D7R XR Dozer (2007) AGN01607	$331,000.00	13,240.00	LA	Winch install	CPU LA
1	Caterpillar D7R XR Dozer (2007) AGN01608	$342,000.00	23,085.00	Bastrop, TX	Delivered	c.carrier
1	Caterpillar 950H Wheel Loader (2009) K5K02750	$195,000.00	16,087.50	Casterville, TX	Delivered	c.carrier
1	Caterpillar 950H Wheel Loader (2009) K5K02734	$195,000.00	13,162.50	Bastrop, TX	Delivered	c.carrier
1	Caterpillar 938H Wheel Loader (2008) CRD02716	$132,000.00	7,970.00	Bastrop, TX	Delivered	CPU/FL
1	Caterpillar 938H Wheel Loader (2008) RTB03741	$153,000.00	9,230.00	Bastrop, TX	Delivered	CPU/FL

8	TOTAL WITH QUANTITY	$1,894,000.00	$123,845.00

	GRAND TOTAL Less tax	$7,406,910.91	$495,966.49